As filed with the Securities and Exchange Commission on December 9, 2004

                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                          NORTHROP GRUMMAN CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                               -------------------

              Delaware                                       95-4840775
 (State or Other Jurisdiction of                          (I.R.S. Employer
  Incorporation or Organization)                         Identification No.)

                             1840 Century Park East
                          Los Angeles, California 90067
          (Address, Including Zip Code, of Principal Executive Offices)

                               -------------------

                          NORTHROP GRUMMAN SAVINGS PLAN
                            (Full Title of the Plan)

                               -------------------

                              John H. Mullan, Esq.
                     Corporate Vice President and Secretary
                          Northrop Grumman Corporation
                             1840 Century Park East
                          Los Angeles, California 90067
                                 (310) 553-6262
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE

Title of Each Class of                           Proposed Maximum
   Securities To Be          Amount To Be       Offering Price Per       Proposed Maximum                 Amount of
      Registered              Registered              Share          Aggregate Offering Price         Registration Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value       10,000,000            $56.97 (3)          $569,700,000.00 (3)             $72,180.99 (3)
$1.00 per share (1)           shares (1) (2)
----------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) In addition, this Registration Statement also covers such indeterminate number of shares of Common Stock as may be issued pursuant to the employee benefit plan described herein as a result of the adjustment provisions thereof.

(3) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on December 1, 2004, as reported on the New York Stock Exchange.

                                EXPLANATORY NOTE

      This registration statement on form S-8 registers 10,000,000 shares of common stock available under the Northrop Grumman Savings Plan (the "Plan"). The Plan was established February 1, 1962. Effective July 1, 2003, the Plan was amended to change its name from the "Northrop Grumman Savings and Investment Plan" to "Northrop Grumman Savings Plan". The Plan was restated effective January 1, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents of the Company filed with the Commission are incorporated herein by reference:

            (a) The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2003, filed with the Commission on March 10, 2004;

            (b) The Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 filed with the Commission on May 4, 2004, July 29, 2004 and October 27, 2004, respectively;

            (c) The Company's Current Reports on Form 8-K filed with the Commission on May 13, 2004 and October 13, 2004;

            (d) The Form 11-K filed with respect to the Plan for the year ended December 31, 2003, filed with the Commission on June 28, 2004;

            (e) The description of the Company's Common Stock contained under the caption "Description of NNG Capital Stock - Common Stock" in the Company's Registration Statement on Form S-4 filed with the Commission on February 1, 2001 (File No. 333-54800), and any amendment or report filed for the purpose of updating such description; and

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any information which is furnished in any such report and which is not deemed "filed" under the Securities Act or the Exchange Act is not incorporated by reference herein. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

      The Company's Common Stock, par value $1.00 per share (the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

            A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

            As permitted by Section 145 of the Delaware General Corporation Law, Article EIGHTEENTH of the Company's restated certificate of incorporation, as amended, provides:

            "A director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors' duty of loyalty to the Corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives any improper personal benefit. If, after approval of this Article by the stockholders of the Corporation, the General Corporation Law of the State of Delaware is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation as provided in Article Seventeen hereof shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification."

            The Company has entered into an agreement with each of its directors and certain of its officers indemnifying them to the fullest extent permitted by the foregoing. The Company has also purchased director and officer liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

   Exhibit
   Number                              Description of Exhibit
   ------                              ----------------------

    4.1 Restated Certificate of Incorporation of Northrop Grumman Corporation (incorporated by reference to Exhibit C to the Definitive Proxy Statement on Schedule 14A filed April 4,
                      2003).

    4.2 Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Northrop Grumman Corporation (incorporated by reference to Exhibit C to the Definitive Proxy Statement on Schedule 14A filed April 13, 2001).

    4.3 Amended Bylaws of Northrop Grumman Corporation (incorporated by reference to Exhibit 3 to Form 10-Q for the quarter ended June 30, 2004 filed July 29, 2004.

    15                Letter from Independent Registered Public Accounting Firm.

    23.1              Consent of Independent Registered Public Accounting Firm.

    24                Power of Attorney.

                      An opinion of counsel (Exhibit No. 5) is not being filed since (i) the securities being offered are not original issuance securities and (ii) the Plan is qualified under
                      Section 401 of the Internal Revenue Code and the registrant hereby undertakes that the registrant will submit or has submitted to the Internal Revenue Service ("IRS") in a timely manner all amendments necessary to maintain the qualified status of the Plan and has made or will make all changes required by the IRS in order to maintain the qualification of the Plan.

ITEM 9. UNDERTAKINGS.

                     (a) The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                     sales are being made, a post-effective amendment to this Registration Statement:

                              (i) To include any prospectus required by Section
                     10(a)(3) of the Securities Act;

                              (ii) To reflect in the prospectus any facts or
                      events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                              (iii) To include any material information with
                      respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                      provided, however, that paragraphs (a)(1)(i) and
                      (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                           (2) That, for the purpose of determining any
                      liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                      post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                      (b) The undersigned registrant hereby undertakes that,
                for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (c) Insofar as indemnification for liabilities arising
                under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 6, 2004.

                                       NORTHROP GRUMMAN CORPORATION


                                       By:    /s/ John H. Mullan
                                            -----------------------------------
                                              John H. Mullan,
                                              Corporate Vice President and
                                              Secretary

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                                  Title                          Date
                  *                       Chairman of the Board, Chief Executive   December 6, 2004
-------------------------------------     Officer and President (Principal
Ronald D. Sugar                           Executive Officer)


                  *                       Corporate Vice President, Chief          December 6, 2004
-------------------------------------     Financial Officer and Director
Charles H. Noski                          (Principal Financial Officer)


                  *                       Corporate Vice President and             December 6, 2004
-------------------------------------     Controller (Principal Accounting
Sandra J. Wright                          Officer)


                  *                       Director                                 December 6, 2004
-------------------------------------
John T. Chain, Jr.


                  *                       Director                                 December 6, 2004
-------------------------------------
Lewis W. Coleman


                  *                       Director                                 December 6, 2004
-------------------------------------
J. Michael Cook

                  *                       Director                                 December 6, 2004
-------------------------------------
Vic Fazio


                  *                       Director                                 December 6, 2004
-------------------------------------
Phillip Frost


                  *                       Director                                 December 6, 2004
-------------------------------------
Charles R. Larson


                  *                       Director                                 December 6, 2004
-------------------------------------
Philip A. Odeen


                  *                       Director                                 December 6, 2004
-------------------------------------
Aulana L. Peters


                  *                       Director                                 December 6, 2004
-------------------------------------
Kevin W. Sharer


                  *                       Director                                 December 6, 2004
-------------------------------------
John Brooks Slaughter


* By:  /s/ John H. Mullan
       ------------------------------
       John H. Mullan,
       Attorney-in-Fact
       December 6, 2004

                                  EXHIBIT INDEX

 Exhibit            Description
 -------            -----------

  15                Letter from Independent Registered Public Accounting Firm

  23.1              Consent of Independent Registered Public Accounting Firm

  24                Power of Attorney


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